UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 5, 2008 (June 4, 2008)
ACG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-97090-01	62-1395968

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (615) 377-0377
(Former name or former address, if changed since last report.)
AMERICAN COLOR GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

New York	33-97090	16-1003976

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (615) 377-0377
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On March 3, 2008, American Color Graphics, Inc., as borrower, and ACG Holdings, Inc. and certain subsidiaries of Holdings, as guarantors, entered into an additional credit facility with Special Situations Investing Group, Inc., as administrative agent, and certain lenders party thereto providing for additional term loans in an aggregate principal amount not to exceed $8 million (the “March Commitments”). At June 4, 2008, the March Commitments were fully drawn. On June 4, 2008, Graphics entered into an amended and restated credit facility (as amended and restated, the “March 2008 Facility”) providing for term loans thereunder in an aggregate principal amount not to exceed an additional $11.265 million (the “June Commitments”). The March 2008 Facility improved the Company’s liquidity position.
An initial borrowing under the June Commitments of $6.5 million was consummated on June 4, 2008. Availability of additional borrowings under the June Commitments is subject to certain customary conditions precedent, as well as the following additional conditions precedent: (a) commencement and, for funding dates on or after June 16, 2008, consummation of the June 2008 Consent Solicitations, (b)  continuing effectiveness of all waivers and agreements granted or entered into on February 14, March 3, and June 4, 2008, by or with the lenders under the 2005 Credit Agreement and the 2006 Receivables Facility, and (c) continuing effectiveness of the Merger Agreement and the Restructuring Agreement.
Interest on borrowings (a) under the March Commitments accrues at a rate of 10.0% per annum, and (b) under the June Commitment accrues at a rate of 15.0% per annum, in each case payable monthly in arrears. A fee of 3.0% of the aggregate maximum principal amount of the March Commitments is payable upon maturity of borrowings under the March 2008 Facility and, as of June 4, 2008, has been capitalized as non-interest bearing principal under the March 2008 Facility. A fee of 5.0% of the aggregate maximum principal amount of the June Commitments has been capitalized as non-interest bearing principal under the March 2008 Facility. Graphics paid the lenders initially providing the June Commitments an additional fee of $1.0 million on June 4, 2008.
All borrowings under the March 2008 Facility mature upon the earliest to occur of (a) January 15, 2010, (b) the fifth day after an acceleration of the 2005 Revolving Credit Facility and 2005 Term Loan as a result of an event of default thereunder, or upon automatic acceleration thereof following the commencement of a bankruptcy or insolvency proceeding, (c) consummation of a merger with or other acquisition by an unaffiliated third party reasonably acceptable to the lenders under the March 2008 Facility, and (d) consummation of a recapitalization of Holdings or Graphics involving the repayment in full or other refinancing of the 2005 Credit Agreement.
Obligations under the March 2008 Facility are senior obligations of Graphics, Holdings and each of the subsidiary guarantors and are secured by a lien on all collateral securing the 2005 Credit Agreement and 2006 Receivables Facility, subject to certain exceptions (the “March 2008 Facility Collateral”). The security interest under the March 2008 Facility in the March 2008 Facility Collateral ranks (a) second in priority to the lien of the 2005 Credit Agreement and 2006 Receivables Facility in the March 2008 Facility Collateral and (b) prior to the lien of the 10% Notes and 2007 Promissory Notes in the March 2008 Facility Collateral.
The March 2008 Facility includes various affirmative and negative covenants and events of default, which are substantially the same as those contained in the 2005 Credit Agreement and 2006 Receivables Facility. The ability of the lenders under the March 2008 Facility to declare a default or otherwise enforce remedies as a result of any failure of the Company to comply with these covenants is suspended for so long as borrowings under the 2005 Credit Agreement and 2006 Receivables Facility are outstanding.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ACG HOLDINGS, INC. AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Patrick W. Kellick
Patrick W. Kellick
EXECUTIVE VICE PRESIDENT CHIEF FINANCIAL OFFICER

Dated: June 5, 2008